UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           October 30, 2014

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen’s Green, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +353 (1) 400-5500

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced on October 8, 2014, Mr. James Veghte, Executive Vice President and Chief Executive of Reinsurance Operations of XL Group plc (the “Company”), will retire from the Company effective December 31, 2014 (the “Retirement Date”). On October 30, 2014, the Company and X.L. Global Services, Inc. entered into an Agreement and Release with Mr. Veghte (the “Agreement”) under which, as of the Retirement Date, Mr. Veghte will resign from all officer positions with the Company and its affiliates as well as his membership on all boards of directors and committees of the Company and its affiliates.
In connection with Mr. Veghte’s retirement, the Agreement provides for: (i) payment of Mr. Veghte’s base salary through the Retirement Date; (ii) Mr. Veghte’s eligibility to receive an annual bonus for 2014; (iii) retirement treatment under Mr. Veghte’s equity awards, including prorated vesting (based on performance through 2014 and 2016, respectively) of Mr. Veghte’s 2013 and 2014 performance unit awards; (iv) payment of $72,000 in a lump-sum, less required tax withholdings, which is intended to cover the monthly COBRA medical coverage continuation premium rate payable by Mr. Veghte, less the monthly premium amount paid by similarly situated executives for active medical coverage, multiplied by 24; and (v) reimbursement of business expenses incurred prior to the Retirement Date.
In addition, the Agreement provides that Mr. Veghte will provide consulting services to the Company following the Retirement Date for the period ending June 30, 2015. The consulting services will include acting as a senior advisor to the Chief Executive Officer of the Company on key reinsurance business matters, maintaining key broker relationships and working to ensure an effective transition for key contacts, providing assistance with regulatory agencies, and attending key industry events as a Company representative as needed and requested by the Company. Provided he complies with the terms of the Agreement, Mr. Veghte will receive a consulting fee payable in installments in the amount of $1,000,000 on January 15, 2015, and $1,300,000 on March 1, 2015.
The Agreement further provides for Mr. Veghte’s release of claims against the Company as well as confidentiality, non-competition, non-solicitation and non-disparagement restrictions, and for indemnification of Mr. Veghte by the Company and coverage under the Company’s directors and officers liability policy for six years following the Retirement Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 31, 2014

XL Group plc (Registrant)

By:	/s/ Kirstin Gould

Name: Kirstin Gould
Title: General Counsel and Secretary